SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2008 (September 2, 2008)

GUIDED THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

4955 Avalon Ridge Pkwy, Suite 300 Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

(Former Name: SpectRx, Inc.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1 News Release Dated September 4, 2008

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2008, the board of directors of Guided Therapeutics, Inc. elected Ronald W. Allen as a director of the Company, effective immediately.  Mr. Allen received an option to purchase 500,000 shares of the Company's common stock under our 1995 stock plan, as amended, which vested immediately.  Mr. Allen has not been named to a board committee at this time. Mr. Allen is eligible to receive an option to purchase an additional 500,000 shares of the Company's common stock under the same plan in 2009.

Mr. Allen is former Chairman of the Board, President, and Chief Executive Officer of Delta Air Lines, Inc. Mr. Allen retired as Delta's chairman of the board, president and chief executive officer in July 1997, and had been its chairman of the board and chief executive officer since 1987.  He is a director of The Coca-Cola Company, Aaron Rents, Inc., Aircastle Limited and Interstate Hotels & Resorts, Inc.   He is also a board member of the St. Joseph's Translational Research Institute, which endeavors to turn new medical discoveries into tangible cures.

On September 4, 2008, the Company issued a news release announcing Mr. Allen's election.  The news release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

                    (c)      Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated September 4, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ MARK L. FAUPEL
	By:	Mark L. Faupel, Ph.D.
President & CEO

Date: September 8, 2008.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated September 4, 2008